UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

Hawaiian Telcom Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-131152	16-1710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1177 Bishop Street

Honolulu, Hawaii 96813

(Address of principal executive offices)

808-546-4511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Hawaiian Telcom Communications, Inc. issued a press release on May 15, 2006, announcing its 2006 first quarter earnings. The attached exhibit contains a correction to a sentence contained therein which described operating expenses in the first quarter 2006 increasing 1.0% from $150.1 million in the fourth quarter 2005. The sentence should read, “Sequentially, operating expenses increased 0.1% from $151.5 million in the fourth quarter 2005.” This information, attached as Exhibit 99.1, is being furnished to the SEC pursuant to Item 2.02 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1    Press Release announcing 2006 first quarter earnings issued on May 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 16, 2006
HAWAIIAN TELCOM COMMUNICATIONS, INC.

/s/ Daniel P. O’Brien
Daniel P. O’Brien Senior Vice President and Chief Financial Officer

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